EIGHTH LOAN MODIFICATION AGREEMENT (DOMESTIC)

     This Eighth Loan Modification Agreement (Domestic) (this “Loan Modification Agreement”) is entered into as of August 30, 2013 (the “Eighth Loan Modification (Domestic) Effective Date”), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware corporation, each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 30, 2011, evidenced by, among other documents, (i) a certain Second Amended and Restated Loan and Security Agreement (Domestic) dated as of November 30, 2011, as amended by a certain First Loan Modification Agreement (Domestic), dated as of March 30, 2012, as further amended by a certain Second Loan Modification and Waiver Agreement (Domestic), dated as of May 1, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of May 7, 2012, as further amended by a certain Fourth Loan Modification Agreement (Domestic), dated as of December 28, 2012 as further amended by a certain Fifth Loan Modification Agreement (Domestic), dated as of March 29, 2013 as further mended by a certain Sixth Loan Modification and Waiver Agreement (Domestic), dated as of June 28, 2013, and as further amended by a certain Seventh Loan Modification and Waiver Agreement (Domestic), dated as of July 31, 2013 (as may be amended from time to time, the “Loan Agreement”) and (ii) a certain Amended and Restated Export-Import Bank Loan and Security Agreement, dated as of November 30, 2011, as amended by a certain Export-Import Bank First Loan Modification Agreement, dated as of March 30, 2012, as amended by that certain Export-Import Bank Second Loan Modification and Waiver Agreement, dated as of May 1, 2012, as further amended by that certain Export-Import Bank Third Loan Modification Agreement, dated as of May 7, 2012, as further amended by a certain Export-Import Bank Fourth Loan Modification Agreement, dated as of March 29, 2013, as further mended by a certain Export-Import Bank Fifth Loan Modification Agreement, dated as of June 28, 2013, as further amended by a certain Export-Import Bank Sixth Loan Modification Agreement, dated as of July 31, 2013 and as further amended by a certain Export-Import Bank Seventh Loan Modification Agreement dated as of the date hereof (as may be amended from time to time, the “EXIM Bank Loan and Security Agreement”), in each case between Borrower and Bank. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the EXIM Bank Loan and Security Agreement, and the “Intellectual Property Collateral” as described in those certain IP Security Agreements, entered into by each Borrower and Bank, dated as of November 30, 2011 (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

	A.	Modifications to Loan Agreement.

		1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.2(b) thereof:

“(b) Prepayments. The Term Loan may be prepaid, in whole or in part, prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank. Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies all Obligations. If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to (i) if such prepayment occurs on or prior to December 16, 2011, Three Hundred Thousand Dollars ($300,000) (i.e. three percent (3.00%) of Ten Million Dollars ($10,000,000)); (ii) if such prepayment occurs (X) on or after December 17, 2011 and (Y) on or prior to December 16, 2012, Two Hundred Thousand Dollars ($200,000) (i.e. two percent (2.00%) of Ten Million Dollars ($10,000,000)); and (iii) if such prepayment occurs (X) on or after December 17, 2012 and (Y) prior to the Term Loan Maturity Date, One Hundred Thousand Dollars ($100,000) (i.e. one percent (1.00%) of Ten Million Dollars ($10,000,000)); provided that no prepayment premium shall be charged if the Term Loan is replaced with a new facility from Bank or another division of Bank.”

and inserting in lieu thereof the following:

“(b) Prepayments. The Term Loan may be prepaid, in whole or in part, prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank. Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies all Obligations.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.3 thereof in its entirety:

“2.1.3 Guaranteed Line.

     (a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Guaranteed Advances to Borrower up to the Guaranteed Line. Amounts borrowed under the Guaranteed Line may be repaid, and prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

     (b) Termination; Repayment. The Guaranteed Line terminates on the earlier to occur of (i) the termination of the Sanderling Guaranty or the Alafi Guaranty and (ii) Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Credit Extensions shall be immediately due and payable.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.2 thereof:

“2.2 Overadvances. If, at any time the sum of (a) the outstanding amount of any Advances plus (b) the outstanding amount of any Guaranteed Advances plus (c) the outstanding amount of any Advances (as such term is defined in the EXIM Loan Agreement) exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time the sum of (a) the outstanding amount of any Advances plus (b) the outstanding amount of any Advances (as such term is defined in the EXIM Loan Agreement) exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Bank in cash such Overadvance. Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.3(a)(i) and (a)(ii) thereof:

     “(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than Guaranteed Advances) shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one and three-fourths of one percent (1.75%) and (Y) seven percent (7.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

     (ii) Guaranteed Advances. Subject to Section 2.3(b), the principal amount outstanding under the Guaranteed Line shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one-half of one percent (0.50%) and (Y) six percent (6.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

     “(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (X) the aggregate of the Prime Rate plus one and three-fourths of one percent (1.75%) and (Y) seven percent (7.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii) Reserved.”

5	The Loan Agreement shall be amended by deleting the following text appearing as Sections 2.4(b) thereof:

“(b) Termination Fee. Subject to (i) the terms of Section 12.1 with respect to the Revolving Line and (ii) the terms of Section 2.1.2(b) with respect to the Term Loan 2010, a termination/prepayment fee;”

and inserting in lieu thereof the following:

“(b) Termination Fee. Subject to the terms of Section 12.1 with respect to the

Revolving Line, a termination/prepayment fee;”

6	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.9 thereof:

“6.9 Financial Covenant.

     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

     (a) Tangible Net Worth. Borrower shall maintain a minimum Tangible Net Worth, tested quarterly, as of the last day of each fiscal quarter, of not less than (no worse than) ($25,000,000); provided that in the event that Guaranteed Advances are no longer available under the Guaranteed Line, the foregoing covenant level shall be adjusted by Bank, in its good faith business judgment. Such Tangible Net Worth requirements set forth above shall be increased by (i) seventy five percent (75%) of the net proceeds from issuances of equity securities of the Borrower and/or Subordinated Debt (other than the Cowen Indebtedness and the proceeds previously from the 2012 Equity Event as of the Third Loan Modification (Domestic) Effective Date) issued or incurred after the Fourth Loan Modification (Domestic) Effective Date; plus (ii) fifty percent (50%) of positive quarterly Net Income.

     (b) Liquidity Ratio. Borrower shall maintain (i) at all times during the months of January, February, April, May, July, August, October and November of each fiscal year, a Liquidity Ratio of not less than 1.25:1.00; and (ii) at all times during the months of March, June, September and December of each fiscal year, a Liquidity Ratio of not less than 1.50:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.

     (c) 2012 Equity Event. On or prior to the Third Loan Modification (Domestic) Effective Date, Borrower shall provide Bank evidence satisfactory to Bank, in its sole discretion, that Borrower has received not less than Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in net proceeds from the 2012 Equity Event.”

and inserting in lieu thereof the following: “6.9 Financial Covenant.

     Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise indicated below:

     (a) Minimum EBITDA. A minimum EBITDA, tested quarterly on a trailing three month basis, as of the last day of each fiscal quarter, of no less than (no worse than) (i) ($4,000,000) for the trailing three-month period ending September 30, 2013 and (ii) ($3,000,000) for the trailing three-month period ending December 31, 2013.

     (b) Liquidity Ratio. A Liquidity Ratio of greater than 2.00:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.”

7	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.13 thereof:

“6.13 Sanderling Liquidity. Sanderling shall maintain at all times (i) a minimum remaining Callable Capital ratio of not less than 2:00:1.00; and (ii) Callable Capital tested quarterly, as of the last day of each fiscal quarter of the Borrower (or more frequently as Bank shall determine necessary), of at least two (2) times the sum of (i) Sanderling’s Guaranty Obligations (as defined in the Sanderling Guaranty) plus (ii) all other Contingent Obligations of Sanderling.”

and inserting in lieu thereof the following:

“6.13 Reserved”

8	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.14 thereof:

“6.14 Alafi Letter of Credit. Alafi shall not cancel or allow the Alafi Letter of Credit to expire (unless a renewal letter of credit, in form and substance acceptable to Bank, in its reasonable discretion, is executed prior to such cancellation or expiration).”

and inserting in lieu thereof the following:

“6.14 Reserved”

9	The Loan Agreement shall be amended by deleting the following text appearing as Sections 7.8 thereof:

“7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person (ii) issuances of Warrants from time to time; and (iii) the payment of fees and expenses in connection with the Alafi Guaranty and/or the Sanderling Guaranty, in a maximum amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) in any fiscal year.”

and inserting in lieu thereof the following:

“7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person and (ii) issuances of Warrants from time to time.”

10	The Loan Agreement shall be amended by inserting the following new definition in Section 13.1 thereof, in its appropriate alphabetical order:

“EBITDA” is, for any period, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) non-cash stock compensation expense, plus (f) non-cash warrant liability and non-cash convertible debt expense.

“Eighth Loan Modification (Domestic) Effective Date” is August __, 2013.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non- cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

11	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the aggregate of (X) the Borrowing Base plus (Y) the Guaranteed Line; minus (b) the outstanding principal balance of any Advances; minus (c) the outstanding principal balance of any Guaranteed Advances. The aggregate amount of all Credit Extensions (other than outstanding principal under the Term Loan) under this Agreement outstanding at any time, together with all outstanding Advances (as defined in the EXIM Loan Agreement) under the EXIM Loan Agreement outstanding at any time shall not exceed Six Million Dollars ($6,000,000).

“Borrowing Base” is (a) without duplication, eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) One Million Dollars ($1,000,000), in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Credit Extension” is any Advance, Guaranteed Advance, Term Loan, Letter of Credit, EXIM Loan, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Guarantor” is any present or future guarantor of the Obligations, including, without limitation, Alafi and Sanderling.

“Guaranty” means (i) on the Effective Date, each of the Sanderling Guaranty and the Alafi Guaranty; and (ii) thereafter, any other guaranty agreement executed by any other Guarantor in favor of Bank.

“Liquidity Ratio” is, as of any date of measurement, (X) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) Borrower’s Eligible Accounts (excluding, without limitation, the Biosense Accounts) plus (iii) Borrower’s Eligible EXIM Accounts plus (iv) the unused available amount under the Guaranteed Line; divided by (Y) total outstanding Obligations of Borrower owed to Bank.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreement, the EXIM Loan Documents, the Perfection Certificate, the IP Agreement, the Cowen Intercreditor Agreement, the Subordination Agreement, if any, any note or notes, the Sanderling Guaranty, the Alafi Guaranty, the Alafi Letter of Credit, any other guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement and/or any Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line” is an Advance or Advances (including, without limitation, Guaranteed Advances and Advances made pursuant to the EXIM Loan Agreement) in an aggregate amount outstanding at any time under this Agreement and the EXIM Loan Agreement of up to Six Million Dollars ($6,000,000).

“Revolving Line Maturity Date” is August 31, 2013.”

and inserting in lieu thereof the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base; minus (b) the outstanding principal balance of any Advances. The aggregate amount of all Credit Extensions (other than outstanding principal under the Term Loan) under this Agreement outstanding at any time, together with all outstanding Advances (as defined in the EXIM Loan Agreement) under the EXIM Loan Agreement outstanding at any time shall not exceed Three Million Dollars ($3,000,000); provided, that, no Advances (as defined in the EXIM Loan Agreement) shall be available under the EXIM Loan Agreement until such time as Bank has received and accepted a written commitment and approval from EXIM Bank, authorizing the EXIM Loans through the Revolving Line Maturity Date.

“Borrowing Base” is (a) without duplication, eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) forty percent (40%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Five Hundred Thousand Dollars ($500,000), in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the value of the Collateral.

“Credit Extension” is any Advance, Term Loan, Letter of Credit, EXIM Loan, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Guarantor” is any present or future guarantor of the Obligations.

“Guaranty” means any guaranty agreement executed by any Guarantor in favor of Bank.

“Liquidity Ratio” is, as of any date of measurement, (X) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) Borrower’s Eligible Accounts (excluding, without limitation, the Biosense Accounts) plus (iii) Borrower’s Eligible EXIM Accounts; divided by (Y) total outstanding Obligations of Borrower owed to Bank.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreement, the EXIM Loan Documents, the Perfection Certificate, the IP Agreement, the Cowen Intercreditor Agreement, the Subordination Agreement, if any, any note or notes, any other guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement and/or any Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line” is an Advance or Advances (including, without limitation Advances made pursuant to the EXIM Loan Agreement) in an aggregate amount outstanding at any time under this Agreement and the EXIM Loan Agreement of up to Three Million Dollars ($3,000,000).

“Revolving Line Maturity Date” is March 31, 2014.”

12	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Alafi” is Alafi Capital Company, LLC, a California limited liability company.

“Alafi Guaranty” is that certain Second Amended and Restated Guaranty, executed by Alafi and dated as of November 30, 2011, as the same may be amended from time to time.

“Alafi Letter of Credit” is that certain $5,000,000 Stand-by Letter of Credit issued by U.S. Bank, on the account of Alafi, or any principal thereof, for the benefit of Bank, dated on or before the Effective Date, and any replacement or renewal thereof, in each case in form and substance acceptable to Bank, in its reasonable discretion.

“Callable Capital” is the remaining amount of capital, excluding capital attributable to Defaulting Partners which Sanderling would be able to obtain from the general partner and the limited partners thereof, without condition, upon the proper issuance of capital call notices in accordance with the partnership agreement.

“Guaranteed Advance” or “Guaranteed Advances” is a loan advance (or advances) under the Guaranteed Line.

“Guaranteed Line” is a sublimit of the Revolving Line, consisting of a Guaranteed Advance or Guaranteed Advances of up to Three Million Dollars ($3,000,000), in each case guaranteed by each of Sanderling and Alafi in accordance with the terms of the Sanderling Guaranty and the Alafi Guaranty, respectively.

“Sanderling” is Sanderling Venture Partners VI Co-Investment Fund, L.P., a California limited partnership.

“Sanderling Guaranty” is that certain Third Amended and Restated Guaranty, executed by Sanderling and dated as of December 28, 2012, as the same may be amended from time to time.

“Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries plus (a) Subordinated Debt (other than the Cowen Indebtedness), minus (b) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and capitalized research and development expenses (except prepaid expenses), (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (c) Total Liabilities (including, without limitation, the Cowen Indebtedness), plus (d) mark-to-market liabilities established in accordance with GAAP as a result of non-cash, mark-to-market adjustments, of the value of warrants and other derivative liabilities of the Borrower.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, including, without limitation, all Credit Extensions.

13	The Loan Agreement shall be amended by deleting the Exhibit B attached thereto and inserting Exhibit B as attached hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Twenty-Six Thousand Two Hundred Fifty Dollars ($26,250), which fee shall be due and payable on the date hereof and shall be non-refundable and deemed fully earned as of the date hereof. In addition, Borrower shall pay to Bank a fee equal to Fifty Thousand Dollars ($50,000) (which includes the payment of (i) Twenty Five Thousand Dollars ($25,000) referenced in Section 5 of the Seventh Loan Modification (Domestic) and (ii) Twenty Five Thousand Dollars ($25,000) referenced in Section 5 of the Sixth Loan Modification (Domestic)), which fee shall be due and payable on the date hereof and shall be non-refundable and deemed fully earned as of the date hereof. Once paid, the fees shall be non-refundable. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

5. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the Eighth Loan Modification (Domestic) Effective Date, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	Bank shall have received satisfactory evidence that all amounts due and payable under the Guaranteed Line, including any accrued interest, fees and expenses, have been paid in full.

B.	copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

C.	duly executed and delivered Reaffirmation of Intercreditor Agreement from Healthcare Royalty Partners II, L.P.; and

D.	such other documents as Bank may request, in its reasonable discretion.

6. ADDITIONAL COVENANTS; RATIFICATION OF PERFECTION CERTIFICATE. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of November 30, 2011, as amended and supplemented through and as of the Eighth Loan Modification (Domestic) Effective Date with the disclosures attached as Exhibit A hereto, if any, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate as so updated remain true and correct in all material respects as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of each of the Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14. JURISDICTION/VENUE/TRIAL WAIVER. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the Eighth Loan Modification (Domestic) Effective Date.

BORROWER:

STEREOTAXIS, INC.

By /s/ Martin C. Stammer
Name: Martin C. Stammer
Title: Chief Financial Officer

STEREOTAXIS INTERNATIONAL, INC.

By /s/ Martin C. Stammer
Name: Martin C. Stammer
Title: President and Treasurer

BANK:

SILICON VALLEY BANK By /s/ Tom Hertzberg Name: Tom Hertzberg Title: VP

[Signature page to Eighth Loan Modification Agreement (Domestic)]

Exhibit A

Updates to Perfection Certificate, if any

(See attached.)

EXHIBIT B

COMPLIANCE CERTIFICATE
TO:	SILICON VALLEY BANK	Date:
FROM:	STEREOTAXIS, INC. and STEREOTAXIS INTERNATIONAL, INC.

     The undersigned authorized officer of STEREOTAXIS, INC., a Delaware corporation and STEREOTAXIS INTERNATIONAL, INC. (collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending
_______________
with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with	Monthly within 30 days		Yes	No
Compliance Certificate

Annual financial statement (CPA Audited) + CC	FYE within120 days		Yes	No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC		Yes	No

A/R & A/P Agings, Deferred Revenue and Inventory	Monthly within 30 days		Yes	No
Reports

Transaction Reports	Weekly, within 5 days		Yes	No

Projections	Annually within 30 days prior to FYE		Yes	No

10% of the outstanding balance of EXIM Bank accounts	Quarterly within 30 days		Yes	No
receivable

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:

Minimum EBITDA (tested quarterly) *	$ _______	$ _______	Yes	No

Minimum Liquidity Ratio** (tested monthly)	:1.00	:1.00	Yes	No

*	See Section 6.9(a) of the Loan Agreement

**	See Section 6.9(b) of the Loan Agreement

     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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STEREOTAXIS, INC.	BANK USE ONLY
STEREOTAXIS INTERNATIONAL, INC.
Received by:

By:	AUTHORIZED SIGNER
Name:	Date:

Title:
Verified:

AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate Financial Covenants of Borrower

Dated:

I. Minimum EBITDA (Section 6.9(a))

Required: A minimum EBITDA, tested quarterly on a trailing three month basis, as of the last day of each fiscal quarter, of no less than (no worse than) (i) ($4,000,000) for the trailing three-month period ending September 30, 2013 and (ii) ($3,000,000) for the trailing three-month period ending December 31, 2013.

Actual:
A.	Net Income	$
B.	Interest Expense	$
C.	to the extent deducted in the calculation of Net Income, depreciation expense and amortization	$
expense
D.	income tax expense	$
E.	non-cash stock compensation expense	$
F.	non-cash warrant liability and non-cash convertible debt expense	$
G.	EBITDA [the sum of lines A through F]	$

Is line G no less than (no worse than) ___________ ?

No, not in compliance

Yes, in compliance

II. Liquidity Ratio (Section 6.9(b))

Required: A Liquidity Ratio of greater than 2.00:1.00, it being understood that Short Term Advances shall be excluded from the foregoing calculation.

Actual:
A.	Borrower’s unrestricted cash at Bank	$
B.	Borrower’s Eligible Accounts (excluding the Biosense Accounts)	$
C.	Borrower’s Eligible EXIM Accounts	$
D.	LIQUIDITY [line A plus line B plus line C]	$
E.	Total outstanding Obligations of Borrower owed to Bank (other than Short Term Advances)	$
F.	LIQUIDITY RATIO [line D divided by line E]	$

Is line F greater than 2.00:1.00?
	No, not in compliance	Yes, in compliance